DRAFT

EXHIBIT 5(G)

[LOGO OF PACIFIC LIFE]	Pacific Life Insurance Company P.O. Box 7187 • Pasadena, CA 91109-7187 www.PacificLife.com (800) 722-2333 (See instructions for mailing addresses)	INCOME ACCESS RIDER REQUEST

Use this form to add the Income Access Rider to the contract.

1 GENERAL INFORMATION Owner’s Name (First, Middle Initial, Last)	Daytime Telephone Number	Contract Number If known.
( )

2	THE INCOME ACCESS RIDER — You are requesting to add the optional Income Access Rider to your contract. To add the rider to your contract, you must enroll, or be enrolled, in Portfolio Optimization (an asset allocation program established and maintained by Pacific Life for this rider) and meet the minimum requirements on the date this form is signed. THE ADDITION OF THIS RIDER WILL BE EFFECTIVE ONLY IF THIS REQUEST IS RECEIVED IN GOOD ORDER BY PACIFIC LIFE WITHIN 60 DAYS OF THE CONTRACT ISSUE DATE OR 30 DAYS AFTER ANY CONTRACT ANNIVERSARY. THE EFFECTIVE DATE OF THIS RIDER WILL BE ON THE CONTRACT ISSUE DATE OR ON THAT CONTRACT ANNIVERSARY. See instructions for additional requirements and product availability.

Terms and Conditions

By adding the Income Access Rider to the contract, I understand that:

(a)	the entire contract value must be invested according to an asset allocation program established and maintained by Pacific Life for this rider.

(b)	the rider will terminate on the contract anniversary following the day any portion of the contract value is no longer invested according to the asset allocation program.

(c)	the withdrawal provisions under my contract are not changed or replaced and will be subject to the same conditions, restrictions and limitations as withdrawals otherwise made under the provisions of the contract.

(d)	withdrawals that total more than the protected payment amount (7% gross of protected payment base) in a given contract year, may result in reduced benefits provided under this rider and that the amounts initially protected may no longer be guaranteed.

(e)	withdrawals and other distributions of taxable amounts will be subject to income tax, and if taken prior to age 59 1/2, a 10% federal tax may apply.

(f)	on each contract anniversary, an annual charge equal to 0.30% of the contract value will be deducted from my contract for the prior year. The annual charge may change if I elect a step-up in the remaining protected balance, however it will not exceed the annual charge then being offered for the same product under newly-issued riders.

(g)	if the rider terminates for reasons other than for death or annuitization, the entire annual charge then in effect for the rider will be deducted from the contract on the date the rider terminates.

3	ACKNOWLEDGMENT AND SIGNATURE(S)

I have received and read the applicable product prospectus describing the optional Income Access Rider and understand the terms and conditions under Section 2. I have discussed this rider with the appropriate parties, possibly including, but not limited to, my registered representative and tax adviser and believe that this rider meets my insurable needs and objectives.

I UNDERSTAND THAT THE ADDITION OF THIS RIDER WILL BE EFFECTIVE ONLY IF THIS REQUEST IS RECEIVED IN GOOD ORDER BY PACIFIC LIFE WITHIN 60 DAYS OF THE CONTRACT ISSUE DATE OR 30 DAYS AFTER ANY CONTRACT ANNIVERSARY. THE EFFECTIVE DATE OF THIS RIDER WILL BE ON THE CONTRACT ISSUE DATE OR ON THAT CONTRACT ANNIVERSARY. IF THIS REQUEST IS NOT RECEIVED IN GOOD ORDER WITHIN THIS TIMEFRAME, THE INCOME ACCESS RIDER WILL NOT BE ADDED. ADDITIONALLY, IF THE RIDER IS NOT AVAILABLE FOR MY CONTRACT, IT WILL NOT BE ADDED. ONCE IT BECOMES AVAILABLE, I UNDERSTAND THAT I WILL NEED TO SUBMIT A NEW REQUEST, SUBJECT TO THE TERMS AND CONDITIONS THEN IN EFFECT FOR THE RIDER.

Owner’s Signature	mo day yr	Joint Owner’s Signature (if applicable)	mo day year

DRAFT

[LOGO OF PACIFIC LIFE]	INCOME ACCESS RIDER REQUEST

When to use this form:	Use this form to add the optional Income Access Rider to your contract. You must enroll, or be enrolled, in Portfolio Optimization to add the rider to your contract.

To complete this form:	Print clearly using dark ink. Provide requested information in full. An incomplete form may delay processing.

Where to send this form:	By regular mail:	By overnight mail:
	Pacific Life Insurance Company	Pacific Life Insurance Company
	P.O. Box 7187	1111 S. Arroyo Parkway, Suite 205
	Pasadena, CA 91109-7187	Pasadena, CA 91105-3967

Additional forms:	If you are adding the optional Income Access Rider to your contract with this form, the following forms are also required. If you are:

        a new client enrolling in Portfolio Optimization

            • Pacific Life variable annuity application

            • Portfolio Optimization Acknowledgment

        an existing client enrolling in Portfolio Optimization

            • Portfolio Optimization Acknowledgment

        an existing client currently enrolled in Portfolio Optimization

            • No additional forms are required

Who to call for help or questions:	Contact your registered representative or call Pacific Life customer service at (800) 722-2333.

INSTRUCTIONS

1	General Information: Provide the owner’s name, daytime telephone number and contract number, if known.

2	The Income Access Rider: Review the terms and conditions in this section before signing the form. The Income Access Rider is available with the products shown below, subject to state approval. The minimum requirements to purchase this rider are set forth below. Refer to the applicable product’s prospectus for more information.

Available Products: (subject to state availability)

• Pacific Innovations	• Pacific Odyssey	• Pacific One Select	• Pacific Select Variable Annuity (PSVA)
• Pacific Innovations Select	• Pacific One	• Pacific Portfolios	• Pacific Value

Minimum Requirements:

• You are enrolling, or are enrolled, in Portfolio Optimization; and
• All annuitants must be age 85 or younger on the date of purchase.

3	Acknowledgment and Signature(s): The form must be signed and dated by the owner. In cases of joint ownership, both owners must sign.